UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2007
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)
39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (248) 374-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
First Amended & Restated Bylaws

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 8, 2007, the Board of Directors of ITC Holdings Corp. (the “Company”) appointed Jon E. Jipping, age 41, to serve as the Company’s Executive Vice President and Chief Operating Officer. In this position, Mr. Jipping will be responsible for transmission system planning, system operations, engineering and supply chain. Prior to this appointment, Mr. Jipping was serving as the Company’s Senior Vice President — Engineering and was responsible for transmission system design, project engineering and asset management. Mr. Jipping was appointed Vice-President — Engineering in 2005 and was named Senior Vice-President in February 2006. Prior to joining the Company in 2003 as Director of Engineering, Mr. Jipping was Manager of Business Systems & Applications in The Detroit Edison Company’s Service Center Organization, responsible for implementation and management of business applications across the distribution business unit and held various positions of increasing responsibility in Transmission Operations and Transmission Planning. Mr. Jipping earned a Bachelor of Science degree in Electrical Engineering from Calvin College and a Masters of Science degree in Electrical Engineering, concentrating in power systems, from Michigan Technological University. He is a Registered Professional Engineer in the state of Michigan.
     Also on June 8, 2007, the Board of Directors of the Company appointed Linda H. Blair, age 37, to serve as the Company’s Executive Vice President and Chief Business Officer. In this position, Ms. Blair will be responsible for managing each of the Company’s regulated operating companies and the necessary business support functions, including regulatory strategy, federal and state legislative affairs, community government affairs, human resources, marketing and communications and information technology and facilities. Prior to this appointment, Ms. Blair was serving as the Company’s Senior Vice President — Business Strategy and was responsible for managing regulatory affairs, policy development, internal and external communications, community affairs and human resource functions. Ms. Blair was Vice-President — Business Strategy from March 2003 until being named Senior Vice-President in February 2006. From 2001 through February 2003, Ms. Blair was the Manager of Transmission Policy and Business Planning at the Company when it was a subsidiary of DTE Energy Company. Ms. Blair earned a Bachelor of Science in Public Affairs Management from Michigan State University in 1992 and a Masters of Business Administration from Michigan State University in 1998.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 8, 2007, the Company’s Board of Directors approved an amendment to the Company’s bylaws, effective June 8, 2007, in order to remove certain management rights to the International Transmission Holdings Limited Partnership (the “ITHLP”) and certain persons or entities associated with the ITHLP, including the right to receive notice of meetings of the Board of Directors and/or shareholders of the Company, to attend all such meetings, and to receive copies of any proposed consents to be adopted by the Board of Directors. The amendment deleted Article V, Section 5.11 and Schedule A in their entirety and amended and restated Article IV, Section 4.04, Article V, Sections 5.04, 5.05, 5.06 and 5.11, and Article VI, Section 6.03. Additionally, Article XI, Section 11.01 was amended to correct a typographical error.
     The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Company’s bylaws attached hereto as Exhibit 3.2 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

3.2	First Amended and Restated Bylaws of ITC Holdings Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
June 14, 2007

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Vice President, General Counsel and Secretary